UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2015, Neothetics, Inc. (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”). As of April 20, 2015, the record date of the Annual Meeting, there were 13,671,311 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 11,393,478 shares of the Company’s common stock were represented in person or by proxy. The Company’s stockholders elected two Class I directors and approved the ratification of the independent registered public accounting firm as detailed below. Each of the voting matters (the “Proposals”) are described in detail in the Company’s definitive proxy statement for the Annual Meeting that was filed with the Securities and Exchange Commission on April 30, 2015. The final votes on the Proposals presented at the Annual Meeting are as follows:

Proposal 1

Each of Daniel S. Janney and Maxim Gorbachev were elected as Class I directors to hold office until the 2018 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel S. Janney	10,128,532	135,991	1,128,955

Maxim Gorbachev	10,226,349	38,174	1,128,955

The following individual is a continuing director with a term expiring upon the 2016 Annual Meeting of Stockholders: Martha J. Demski.

The following individuals are continuing directors with terms expiring upon the 2017 Annual Meeting of Stockholders: George W. Mahaffey and Kim P. Kamdar, Ph.D..

Proposal 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the following vote:

Votes For	Votes Against	Abstentions
11,376,426	15,496	1,556

No other items were presented for stockholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: June 17, 2015	By:	/s/ George W. Mahaffey
George W. Mahaffey
President and Chief Executive Officer

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